Exhibit 99.1

Volt Information Sciences

to be Acquired by an Affiliate of ACS Solutions

Purchase Price of $6.00 per Share in Cash to Deliver a 99% Premium

ORANGE, CA and ATLANTA, GA – March 14, 2022 – Volt Information Sciences, Inc. (“Volt” or the “Company”) (NYSE-AMERICAN: VOLT), a global provider of staffing services, and Vega Consulting, Inc. (“Vega”), an affiliate of ACS Solutions (“ACS Solutions”), a global provider of information technology solutions and services (www.acsicorp.com), announced today that Volt and Vega have entered into a definitive merger agreement under which Volt will be acquired for $6.00 per share in cash. This per share purchase price represents a premium of 99% to the Company’s closing stock price on March 11, 2022.

Vega will commence a tender offer no later than March 25, 2022 to acquire all outstanding shares of Volt for $6.00 per share in cash. The merger agreement was approved by Volt’s board of directors, which recommends that Volt stockholders tender their shares in the offer.

Raj Sardana, Chief Executive Officer of ACS Solutions, commented, “We’re pleased to announce the plan to acquire Volt, and look forward to welcoming their talented teams to our family of companies. This transaction will diversify our business mix by adding a sizable commercial staffing and MSP business to our staffing services portfolio, further expanding our suite of services and offerings.”

Volt’s President and Chief Executive Officer, Linda Perneau, added, “This acquisition offers Volt a compelling opportunity for continued growth. With ACS Solutions as our sister company, we will be in a position to accelerate investments in technology, enhance our capabilities, expand our operations, and ultimately deliver better value to our clients — all complementing the superior client service that has come to be synonymous with the Volt brand.”

In connection with the execution of the merger agreement, certain of Volt’s stockholders, directors and executive officers holding approximately 26% in the aggregate of the Company’s outstanding shares entered into agreements in which they agreed to tender all of their shares in the tender offer.

The closing of the transaction is subject to customary closing conditions, including the expiration or termination of certain regulatory periods and the tender of shares representing at least two-thirds of the Company’s outstanding common stock in the tender offer. Following the successful completion of the tender offer, Vega will acquire any remaining shares not tendered in the tender offer through a second-step merger at the same price.

The merger agreement provides for a “go-shop” period during which Volt – with the assistance of Foros, its exclusive financial advisor – will actively solicit, evaluate and potentially enter into negotiations with, and provide due diligence access to, parties that submit alternative proposals. The go-shop period will extend for 30 calendar days until April 11, 2022. Volt will have the right to terminate the merger agreement to enter into a superior proposal, subject to the conditions and procedures specified in the merger agreement. There can be no assurance that this process will result in a superior proposal. Volt does not intend to disclose developments during this process unless its Board of Directors makes a decision with respect to any potential superior proposal.

The transaction is expected to close in the second calendar quarter of 2022. After closing, Volt will become a privately-held company and shares of Volt common stock will no longer be listed on any public market. For further information regarding the terms and conditions contained in the merger agreement, please see Volt’s Current Report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with this transaction.

Foros is acting as financial advisor to Volt and Milbank LLP is acting as legal counsel to Volt. Kilpatrick Townsend and Stockton LLP is acting as legal counsel to Vega.

First Quarter 2022 Financial Results Update

Volt will issue a press release with its financial results for its first fiscal quarter of 2022 before the market opens on Tuesday, March 15, 2022, but, in light of the announced transaction, the earnings conference call that was scheduled for Tuesday, March 15, 2022 at 5:00 p.m. ET will no longer be held.

Important Information

The tender offer for the outstanding shares of Volt common stock has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Volt common stock. The solicitation and offer to buy shares of Volt common stock will only be made pursuant to an offer to purchase and related materials that Vega and its subsidiary, Vega MergerCo, Inc. (“MergerCo”), intend to file with the SEC. At the time the tender offer is commenced, Vega and MergerCo will file a tender offer statement on Schedule TO with the SEC, and Volt will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. VOLT STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND THE OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Both the tender offer statement and the solicitation/recommendation statement will be mailed to Volt’s stockholders free of charge. Stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available) at the SEC’s web site at www.sec.gov or on Volt’s website at www.Volt.com.

Forward-Looking Statements

This communication includes forward-looking statements which reflect management’s current views and estimates regarding the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction, among other matters. The words “anticipate”, “assume”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “guidance”, “imply”, “intend”, “may”, “outlook”, “plan”, “potential”, “predict”, “project”, and similar terms and phrases are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to uncertainties related to the timing and expected financing of the tender offer and the merger; uncertainty surrounding how many of Volt’s stockholders will tender their shares in the tender offer; the possibility that any or all of the various conditions to the consummation of the tender offer, including the failure to receive required regulatory approvals from any applicable governmental entities, may not be satisfied or waived in a timely manner, if at all; the possibility of business disruptions due to transaction-related uncertainty; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; and other risks and uncertainties including those identified under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each of which are filed with the SEC and available at www.sec.gov, and other filings that the Company may make with the SEC in the future. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions otherwise prove incorrect, the Company’s actual results and the other developments described in this communication may vary in material respects from those projected or described, as applicable, in these forward-looking statements.

Any forward-looking statement made by the Company in this communication speaks only as of the date hereof. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Volt Information Sciences, Inc.

Volt is a global provider of staffing services (traditional time and materials-based as well as project-based). Our staffing services consist of workforce solutions that include providing contingent workers, personnel recruitment services and managed staffing services programs supporting primarily administrative, technical, information technology, light-industrial and engineering positions. Our managed staffing programs involve managing the procurement and on-boarding of contingent workers from multiple providers. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation and utilities. For more information, visit www.volt.com.

About ACS Solutions

ACS Solutions solves complex business challenges with innovative technology solutions that are driven by technical skill, business acumen and passion. ACS Solutions is a global provider of information technology solutions and services with in excess of $1.5 billion in annual revenue. Headquartered in Atlanta, Georgia, ACS Solutions has served Fortune 1000 companies globally for over 21 years. The company employs more than 27,000 employees and consultants worldwide and has offices and development centers across the US and abroad. For more information, please visit acsicorp.com.

For Volt Inquiries:

Volt Information Sciences, Inc.

voltinvest@volt.com

Joe Noyons

Three Part Advisors

jnoyons@threepa.com

817-778-8424

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